JAMES RIVER HOLDINGS CORPORATION

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11/A
Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

James River Holdings Corporation

Delaware	6799	45-2579623

2847 South Ingram Mill – Suite B100
Springfield, MO 65804
_______________________________

J. Barry Watts
Chief Executive Officer
2847 South Ingram Mill – Suite B100
Springfield, MO 65804
Telephone: (417) 881-7818
_______________________________

COPY OF ALL CORRESPONDENCE TO:

Jillian Ivey Sidoti
LAW OFFICE OF JILLIAN SIDOTI
38730 Sky Canyon Drive – Suite A
Murrieta, CA 92563
EMAIL: jillian@jilliansidoti.com
PHONE: 323-799-1342
FAX:  951-224-6675

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (1)(3)

Common Stock, $.001 par value	1,500,000 shares	$0.30	$450,000	$52.25

Total	1,500,000 shares	$0.30	$450,000	$52.25

(1) Registration fee has been paid via Fed wire.

(2) This is the initial public offering and no current trading market exists for our stock.

(3)  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED December 28, 2011

PRELIMINARY PROSPECTUS

James River Holdings Corporation

1,500,000 Shares of Common Stock
Price per share: $.30
Total cash proceeds if all shares are sold: $450,000

This is our initial public offering. We are offering up to 1,500,000 shares of our common stock at a price of $.30 per share. We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. The shares will be offered and sold by our officers and directors.  There is no trading market for our common stock.  We have no present plans to be acquired or to merge with another company nor do we, nor do any of our shareholders, have a plan to enter into a change of control or similar transaction.

The offering is being conducted on a self-underwritten, best effort basis, which means our officers and directors will attempt to sell the shares. Specifically, Mr. J. Barry Watts, our CEO will be selling the shares, however, Ms. Kelly Watts may also participate in selling the shares and both will rely on the “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii) (please see “Plan of Distribution”). The Registrant is not required to sell any specific number or dollar amount of securities but will use their best efforts to sell the securities offered. This Prospectus will permit our officers and/or directors to sell the shares directly to the public, with no commission or other remuneration payable to him or her for any shares he or she may sell. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will only be offered at a price of $.30 per share for a period three hundred and sixty five (365) days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days. The sales price to the public is fixed at $.30 per share and will only be offered at a price of $.30 per share. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB, upon effectiveness of this registration statement, however, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions	Proceeds To JRHC

Per Share	$.30	$0	$.30

Total	$450,000	$0	$450,000	(1)

(1)	The net proceeds to the Company do not include the offering expenses which have been borne by the Company.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.  We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.  We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.  See “Risk Factors” beginning on page 7.

Table of Contents

Prospectus Summary	5
The Offering	7
Financial Summary	8
Risk Factors	8
About this Prospectus	18
Available Information	18
Special Note Regarding Forward Looking Statements	18
Capitalization	19
Use of Proceeds	19
Determination of Offering Price	22
Dilution	22
Suitability Standards	25
Plan of Distribution and Terms of the Offering	25
Legal Proceedings	27
Director, Executive Officers, Promoters and Control Persons	27
Security Ownership of Certain Beneficial Owners and Management	28
Tax Treatment of Registrant and Its Subsidiaries	28
Description of Securities	29
Interest of Named Experts and Counsel	30
Disclosure of Commission’s Position on Indemnification for Securities Act Liabilities	30
Description of Business	31
Reports to Stockholders	40
Management’s Discussion and Analysis of Financial Condition	40
Policy with Respect to Certain Activities	43
Investment Policies of Registrant	43
Facilities	44
Certain Relationship and Related Party Transactions	44
Selection, Management and Custody of Registrant’s Investments	45
Policies with Respect to Certain Transactions	45
Limitations of Liability	46
Market for Common Equity and Related Stockholders Matters	46
Dividends	46
Executive Compensation	47
Shares Eligible for Future Sale	49

Indemnification of Directors and Officers Other Expenses of Issuance and Distribution Sales to Special Parties Recent Sales of Unregistered Securities

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” “James River Holdings,” and “JRHC” refer to James River Holdings Corporation

James River Holdings Corporation is a development stage company incorporated in the State of Delaware on May 31, 2011. The only promoters of the Company to date have been our current officers and directors. The promoters are J. Barry Watts, Kelly J. Watts, and Nola Peterson. Mr. Watts, our CEO, has received 10,000,000 shares of common stock in exchange for cash. These shares were sold at par value of $.001 per share. We currently have 10,000,000 shares outstanding. Our current shareholder, who is our CEO, will own 86.96% of all the outstanding shares once all of the shares in this Offering are sold. Our officers and directors currently own 100% of all the outstanding shares. Mr. Watts paid $10,000 for the shares he holds.

We are not a blank check company and do not consider ourselves to be a blank check company as we:

•	Have a specific business plan. We have provided a detailed plan for the next twelve (12) months throughout our Prospectus.
•	We have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

Since our inception on May 31, 2011 through September 30, 2011, we have not generated any revenues and have incurred a net loss of $6,000. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with purchasing real property assets that are either a.) cash flow positive, meaning properties that have a positive monthly income after all expenses, mortgages, operating expenses, taxes and maintenance reserves are paid or b.) may be purchased for less than Fair Market Value, are in need of repairs, and subsequently may be sold for a profit in less than a year, beginning to operate our company, marketing expense, and covering various filing fees and transfer agent fees. In order to determine if a property is “cash flow positive” the officers will review the total gross rent or receipts from the property and subtract any and all expenses including utilities, taxes, maintenance, and other reserve expenses. If this number is a positive number, the Company will deem the property “cash flow positive.” However, how positive the cash flow is will determine whether the management will purchase the property or not on behalf of the Company: there must be a comfortable cash flow which the Officers are comfortable with. Management’s statement of comfortable cash flow relates to meeting internal policy guidelines as set forth in our Investment Policies on page 25.  For example, in income producing properties, the debt service coverage ratio (DSCR) needs to be equal to or greater than 1.20  In other words, management feels comfortable in pursuing a target property when the property generates a minimum cash flow of $1.20 for each $1.00 of secured debt, so as to comfortably afford the acquisition, continued maintenance of the property and other expenses associated with each individual property. It is the same concept that banks employ to 'feel comfortable' in lending to borrowers unless the property can sufficiently carry itself profitably.

This margin will depend on factors such as the location of the property, the fair market value of the property, as well as other factors as determined by the officers. This will be at the discretion of the officers and directors of the Company. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement. The Company does not currently own any properties.

The Company plans on purchasing primarily single family residences and mobile home parks, if Company capitalization permits. The Company expects to begin purchasing single family residences as soon as enough money is raised from this offering to initiate such a purchase. The company will look to purchase 1.) stable or performing assets, 2.) non-performing assets with a capitalization rate of no less than 8%, and 3.) quick turnover properties – those properties that can be bought and sold within a year for no less than 10% gross margin. We expect to make purchases within 6 months of the effectiveness of this registration statement. Please see our “Description of Business” on page 26. We will believe we will need at least $50,000 in equity financing to purchase properties, provide working capital, and to use for leverage for bank financing. We have not secured any bank financing.

The capital raise in the offering would be partially used as allocated under the heading of professional fees paid to identify, obtain and resell properties for what was then (at time of loan origination 1-6 years ago) fair market value.  Management believes that the values of properties have since dropped based on various market conditions due greatly to economic conditions impacting the location of where the target property may be located. Management believes today's fair market value in our target markets are less than what is owed on the target parcel in order to qualify as a subject target acquisition. Please see “Description of Business” Section for more information on valuation.

As of the date of this prospectus we have only three officers, one director, and four independent advisors  for a total of  seven officers and advisors combined who we anticipate devoting only a small portion of their time to the company going forward if we are not able to raise a sufficient amount of capital. Mr. Watts, our CEO/PRESIDENT, and Mrs. Peterson, our Secretary, will be in charge of our day to day operations until such time we are able to hire other personnel. If we are sufficiently financed, Mr. Watts intends to devote all of his working hours to the Company. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for the acquisition of only a few properties and to pay for ongoing operational costs. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plans of operation.

Some of our Risk Factors include:

•	We were recently incorporated and have limited operating history.
•	We are highly dependent on our officers and directors.

•
Subscribers will have limited control in our company. Of our stock being offered, subscribers will own 1.5% of our total authorized shares and only 13.05% of outstanding shares if all shares under this offering are sold. Our CEO, Mr. Watts, will hold the remaining 86.95% of shares. Mr. Watts owns 100% of the outstanding shares, currently.

•	We will require additional financing outside of this offering in order for our operations to be successful.

•	Our offering price is arbitrary and does not reflect the book value of our stock.
•	Investment in real estate is speculative and we will be highly dependent on the performance of the real estate market.
•	If we are to invest in joint ventures, conflicts may arise.

James River Holdings’s address and phone number is:
2847 South Ingraham Mill – Suite B100
Springfield, MO 65804
(417) 881-7818

The Offering

Common Stock Offered for Sale	Up to a maximum of 1,500,000 shares.

Price to the Public	$0.30 per share in cash.

Use of Proceeds Primarily for	Offering expenses, purchase properties, and enter into Joint Venture Agreements

Number of Shares Outstanding Prior to the Offering	10,000,000

Number of Shares Outstanding After the Offering	10,150,000 if 10% of offering sold. 10,375,000 if 25% of offering sold. 10,750,000 if 50% of offering sold. 11,125,000 if 75% of offering sold. 11,500,000 if 100% of offering sold.

Plan of Distribution
This is a direct public offering, with no commitment by anyone to purchase any shares. Our shares will be offered and sold by our officers and directors.  There is no share minimum investment required from  individual investors.

Terms of the Offering
This is a BEST EFFORTS OFFERING.  This is a no minimum offering.  Accordingly, as shares are sold, we will use the money raised for our  business. The offering will remain open until 365 days from the commencement of the offering upon effectiveness of this S-11, which may be extended for an additional 180  days at the discretion of the board of directors. We cannot be certain that we will be able to sell enough shares to fund our operations appropriately.

Financial Summary

	Four months ended September 30, 2011	From inception May 31, 2011 to June 30, 2011

Statement of Operations
Revenues
Expenses	(6,000)	(6,000)
Net Loss	(6,000)	(6,000)

	As of	As of
	September 30, 2011	June 30, 2011
Balance Sheet
Total assets	4,000	4,000
Total liabilities		0
Shareholders' equity	4,000	4,000

RISK FACTORS

Investors in James River Holdings should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We are a development stage company organized in May 2011 and have recently commenced operations, which makes an evaluation of us extremely difficult. Thus, we may never become profitable which could lead to a loss of your total investment.

 We were incorporated in May 2011 as a Delaware corporation. As a result of our start-up operations we have; (i) generated no revenues, (ii) accumulated deficits of $ 6,000 for the period ended September 30, 2011, (iii) have been focused on organizational and start-up activities, business plan development, and administrative tasks since we incorporated. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our service, ability to locate properties and investment opportunities, the level of our competition and our ability to attract and maintain key management and employees. Additionally, our auditor’s report reflects that the ability of James River Holdings to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

We are significantly dependent on our officers and directors. The loss or unavailability to James River Holdings of our any of our officers’ services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of our three officers. It would be difficult to replace any of them at such an early stage of development of James River Holdings. The loss by or unavailability to James River Holdings of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them  could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace any of our officers, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace our officers we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Our management has limited experience in running a public company which could lead to extra costs to insure proper filings.

Our officers have no experience in running a public company. The Company will rely on the expertise of outside counsel and consultants to insure proper filing and the meeting of deadlines.

You may not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

You will be unable to evaluate the economic merit of real estate projects before we invest in them and will be entirely relying on the ability of our officers to select well-performing investment properties. Furthermore, our officers and board members will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

Mr. J. Barry Watts, our CEO, is our sole shareholder who will have complete control over the company and will therefore make all decisions of which other shareholders will have no control.

Mr. J. Barry Watts, our CEO, is our controlling shareholder, and thus shall make certain decisions without input by the other future shareholders. Such decisions may pertain to employment decisions, including officers’ compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties.

Despite our policies, Mr. Watts will maintain control of the Company and its investment decisions.

Mr. Watts has determined that he would provide “right to first refusal” to the Company for any properties that Mr. Watts may purchase that fit the business plan of the Company. However, since Mr. Watts’ is the sole decision maker currently, this policy is not useful.

Multiple conflicts of interest exist that may hinder our performance.

Our officers and director are involved in multiple real estate companies that have similar business plans to that of the Company. Mr. Watts, our CEO, is the principal in many of these companies and dedicates much of his time to their management. Mr. Watts will continue to dedicated time to their management and is currently only dedicating about 10% of his working hours to our company. Mr. Watts will not dedicate any additional working hours until we are fully funded and able to implement our business plan. See “Conflicts of Interest” on page 30 to review a discussion of the many companies that may compete with the Company for officers’ time and resources. It is the CEO’s expectation that the Company will not compete with other entities run by the CEO for properties.

We are a company with a limited operating history upon which to evaluate our likely performance.

We do not currently own properties or other investments, we have not obtained any financing and we do not currently conduct any operations. Therefore, we have a limited operating history upon which to evaluate our likely performance. We may not be able to implement our business plan successfully.

Even though we intend to only purchase those properties that fit our investment profile, there is a possibility that our purchases may not provide the results predicted.

One type of property we intend on investing in will be “cash flow positive.” This means properties that have a positive monthly income after all expenses, mortgages, operating expenses, taxes and maintenance reserves are paid. Even though we intend to purchase these types of properties, unforeseen circumstances may cause such properties to become cash flow negative whereby the income from the property does not cover all of its expenses. Some conditions may be neighborhood changes/conditions, economic conditions, property conditions, and unforeseen expenses.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the Shares will be substantially higher than the net tangible book value of the Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0.30. See “Dilution”

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our start-up nature, we will have to incur the costs of advertising which is intended to generate revenue from sales and advertising, in addition to hiring new employees and commencing additional marketing activities. To fully implement our business plan we will require substantial additional funding. This offering, if successful, will only enable us to purchase limited real estate assets. We will believe we will need at least $50,000 in equity financing to purchase properties, provide working capital, and to use for leverage for bank financing. We have not secured any bank financing. Proceeds will also assist us in further developing our initial business operations; however will not be sufficient to allow us to expand our business meaningfully. Additionally, since the net offering proceeds have been earmarked for advertising expenses, some website development fees, and minimal working capital, we will not be capitalized sufficiently to hire or pay employees.

If we do not acquire $50,000 in equity financing, it is possible that we will either need to cease doing business or will need to turn to our officer and director, J. Barry Watts, for additional capital. There is no assurance that Mr. Watts will be able to provide us such capital.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

Our offering price is arbitrary and bears no relationship to our assets, earning, or book value.

There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share.  There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $.30 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

As a result of our placing your invested funds into a segregated account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a segregated account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments if this happened, regardless of whether or not the offering closes.

Our cash flows from real estate investments may become insufficient to pay our operating expenses and to cover the dividends we have paid and/or declared. We will not pay dividends in the foreseeable future

We cannot assure you that we will be able to maintain sufficient cash flows to fund operating expenses and dividend at any particular level, if at all.

As we continue to raise proceeds from this offering, the sufficiency of cash flow to fund future dividend payments with respect to an increased number of outstanding shares will depend on the pace at which we are able to identify and close on suitable cash-generating real property investments. Because the accrual of offering proceeds may outpace the investment of these funds in real property acquisitions, cash generated from such investments may become insufficient to fund operating expenses and continued dividend payments at historical levels. We will not pay dividends in the foreseeable future.

Failure to generate revenue may reduce distributions to stockholders. We will not pay dividends in the foreseeable future.

The cash flow from equity investments in commercial and residential properties depends on the amount of revenue generated and expenses incurred in operating the properties. If properties we eventually acquire do not generate revenue sufficient to meet operating expenses, debt service, and capital expenditures, our income and ability to make distributions to you will be adversely affected. We currently do not have any properties. We will not pay dividends in the foreseeable future.

Upon purchasing properties, economic conditions may adversely affect our income.

We currently own no properties. However, in the event we do purchase properties, our commercial or residential property’s income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of “for sale” properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our potential properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our potential properties will be located and in the market for residential and commercial space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

The profitability of attempted acquisitions is uncertain.

We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate.

Real estate investments are illiquid which may make it difficult to sell properties at a profitable price and in a reasonable time.

Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. In addition, certain significant expenditures, such as debt service, real estate taxes, and operating and maintenance costs generally are not reduced in circumstances resulting in a reduction in income from the investment. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

Rising expenses could reduce cash flow and funds available for future acquisitions.

When we do acquire properties, those properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to lease potential properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available for distributions.

If we purchase assets at a time when the commercial and residential real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

The commercial and residential real estate markets are currently experiencing a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

We may depend on residential tenants for our revenue and therefore our revenue may depend on the success and economic viability of our commercial and residential tenants.
Our financial results will depend in part on leasing space in the properties we acquire to tenants on economically favorable terms.

In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting such potential property. A default a substantial number of tenants at any one time on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Particularly on those properties we intend on flipping. Flipping properties is defined as properties bought and resold in less than one year. Our “flip” properties’ profits will be highly dependent on not just an increase between purchase price and sale price but also on our ability to sell the property quickly. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied there from.

When we do acquire properties, such properties may not be diversified.

Because this offering will be made on a best efforts basis, our potential profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of funds we raise. We will be able to purchase additional properties only as additional funds are raised. Even if we sell 1,500,000 shares of Common Stock for $450,000, our properties may not be well diversified and their economic performance could be affected by changes in local economic conditions. Even if we do sell the maximum amount of shares herein offered, we will only apply approximately $378,175 towards the purchase of property. Furthermore, we plan to primarily purchasing properties in Christian County, MO and Greene County, MO which will further limit our diversification.

Our current strategy is to acquire interests primarily in single family residences. As a result, we are subject to the risks inherent in investing in single family residences and the housing market. A downturn in the residential industry may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments.

Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment. We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, real estate investment trusts and U.S. institutional and foreign investors that operate in the markets in which we may operate, that will compete with us in acquiring residential, commercial, and other properties that will be seeking investments and tenants for these properties.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced and you may experience a lower return on your investment. In addition, potential properties may be located in close proximity to other properties that will compete against potential properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over potential properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

We may not have control over costs arising from rehabilitation of properties.

We may elect to acquire properties which may require rehabilitation. In particular, we may acquire affordable properties that we will rehabilitate and convert to market rate properties. Consequently, we intend to retain independent general contractors to perform the actual physical rehabilitation work and will be subject to risks in connection with a contractor’s ability to control rehabilitation costs, the timing of completion of rehabilitation, and a contractor’s ability to build in conformity with plans and specification.

Real Estate Financing Risks

General Financing Risks

We plan to incur mortgage indebtedness and other borrowings, which may increase our business risks.

We intend to acquire properties subject to existing financing or by borrowing new funds. In addition, we intend to incur or increase our mortgage debt by obtaining loans secured by selected or all of the real properties to obtain funds to acquire additional real properties. It should be noted, we currently do not own any properties or have any mortgage indebtedness.

We intend to incur mortgage debt on a particular real property if we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, requiring us to use cash from other sources to make the mortgage payments on the property, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of potential properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may, in some circumstances, give a guaranty on behalf of an entity that owns properties.

In these cases, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. Any mortgage debt which we place on properties may contain clauses providing for prepayment penalties. If a lender invokes these penalties upon the sale of a property or the prepayment of a mortgage on a property, the cost to us to sell the property could increase substantially, and may even be prohibitive. This could lead to a reduction in our income, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money. Moreover, if we enter into financing arrangements involving balloon payment obligations, such financing arrangements will involve greater risks than financing arrangements whose principal amount is amortized over the term of the loan. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment.

The current debt market volatility may affect the availability and amount of financing for our acquisitions.

The real estate debt markets are currently experiencing volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold Collateralized Mortgage Backed Securities in the market. This is resulting in lenders increasing the cost for debt financing. As our existing debt is fixed rate debt, we do not believe that our current portfolio is materially impacted by the current debt market environment. However, should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of future acquisitions. This may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution.

In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets. Although this may benefit us for future acquisitions, it could negatively impact the current value of our existing assets.

If we have insufficient reserves, we will have to obtain financing from other sources.

We have established working capital reserves that we believe are adequate to cover our cash needs for the next several months, but not beyond this. However, if these reserves are insufficient to meet our cash needs, we may have to obtain financing to fund our cash requirements. Sufficient financing may not be available or, if available, may not be available on economically feasible terms or on terms acceptable to us. If mortgage debt is unavailable at reasonable rates, we will not be able to place financing on the properties, which could reduce the number of properties we can acquire and the amount of distributions per share. If we place mortgage debt on the properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, our income could be reduced, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money.

Additional borrowing for working capital purposes will increase our interest expense, and therefore our financial condition and our ability to pay distributions may be adversely affected.

We may not have funding or capital resources for future improvements.

We currently do not have any commercial properties. In the event we acquire a commercial property, when a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our houses, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for leasing costs, tenant improvements and tenant refurbishments to the vacated space. We will incur certain fixed operating costs during the time the space is vacant as well as leasing commissions and related costs to re-lease the vacated space. We may also have similar future capital needs in order to renovate or refurbish any of our potential properties for other reasons.

Also, in the event we need to secure funding sources in the future but are unable to secure such sources or are unable to secure funding on terms we feel are acceptable, we may be required to defer capital improvements or refurbishment to a property. This may cause such property to suffer from a greater risk of obsolescence or a decline in value and/or produce decreased cash flow as the result of our inability to attract tenants to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted. Or, we may be required to secure funding on unfavorable terms.

Lenders may require us to enter into restrictive covenants relating to our operations.

We currently do not own any properties that this risk factor would apply, however, in connection with obtaining financing, a bank or other lender could impose restrictions on us affecting our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain negative covenants limiting our ability to, among other things, or further mortgage our potential properties. In addition, prepayment penalties imposed by banks or other lenders could affect our ability to sell properties when we want.

Financing Risks on the Property Level

Some of our mortgage loans may have “due on sale” provisions.

In purchasing properties subject to Financing, we may obtain financing with ‘due-on-sale’ and/or ‘due-on-encumbrance’ clauses. Due-on-sale clauses in mortgages allow a mortgage lender to demand full repayment of the mortgage loan if the borrower sells the mortgaged property. Similarly, due-on-encumbrance clauses allow a mortgage lender to demand full repayment if the borrower uses the real estate securing the mortgage loan as security for another loan. These clauses may cause the maturity date of such mortgage loans to be accelerated and such financing to become due. In such event, we may be required to sell our properties on an all-cash basis, to acquire new financing in connection with the sale, or to provide seller financing. It is not our intent to provide seller financing, although it may be necessary or advisable for us to do so in order to facilitate the sale of a property. It is unknown whether the holders of mortgages encumbering our properties will require such acceleration or whether other mortgage financing will be available. Such factors will depend on the mortgage market and on financial and economic conditions existing at the time of such sale or refinancing.

Lenders may be able to recover against our other properties under our mortgage loans.

We will seek secured loans (which are nonrecourse) to acquire properties. However, only recourse financing may be available, in which event, in addition to the property securing the loan, the lender may look to our other assets for satisfaction of the debt. Thus, should we be unable to repay a recourse loan with the proceeds from the sale or other disposition of the property securing the loan, the lender could look to one or more of our other properties for repayment. Also, in order to facilitate the sale of a property, we may allow the buyer to purchase the property subject to an existing loan whereby we remain responsible for the debt.

Our mortgage loans may charge variable interest which may make potential properties cash flow negatively.

Some of our mortgage loans will be subject to fluctuating interest rates based on certain index rates, such as the prime rate. Future increases in the index rates would result in increases in debt service on variable rate loans and thus reduce funds available for acquisitions of properties and dividends to the stockholders.

Insurance Risks

We may suffer losses that are not covered by insurance. If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits. We intend to cause comprehensive insurance to be obtained for potential  properties, including casualty, liability, fire, extended coverage and rental loss customarily obtained for similar properties in amounts which our officer determines are sufficient to cover reasonably foreseeable losses, with policy specifications and insured limits that we believe are adequate and appropriate under the circumstances. Material losses may occur in excess of insurance proceeds with respect to any property as insurance proceeds may not provide sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, earthquakes, floods, hurricanes, pollution, environmental matters, mold or, in the future, terrorism which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments.

We cannot assure you that we will have adequate coverage for such losses. If such an event occurred to, or caused the destruction of, one or more potential properties, we could lose both our invested capital and anticipated profits from such property. In addition, certain losses resulting from these types of events are uninsurable and others may not be covered by our terrorism insurance. Terrorism insurance may not be available at a reasonable price or at all.

In addition, many insurance carriers are excluding asbestos-related claims from standard policies, pricing asbestos endorsements at prohibitively high rates or adding significant restrictions to this coverage. Because of our inability to obtain specialized coverage at rates that correspond to the perceived level of risk, we may not obtain insurance for acts of terrorism or asbestos-related claims. We will continue to evaluate the availability and cost of additional insurance coverage from the insurance market. If we decide in the future to purchase insurance for terrorism or asbestos, the cost could have a negative impact on our results of operations. If an uninsured loss or a loss in excess of insured limits occurs on a property, we could lose our capital invested in the property, as well as the anticipated future revenues from the property and, in the case of debt that is recourse to us, would remain obligated for any mortgage debt or other financial obligations related to the property. Any loss of this nature would adversely affect us.

Although we intend to adequately insure potential  properties, we cannot assure that we will successfully do so. We currently do not own any properties.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “best efforts” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

Upon the effectiveness of this S-11, we will be subject to the requirements of Section 13(a) under the Exchange Act, which requires us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that James River Holdings Corporation files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.E.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-11 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization on September 30, 2011 and June 30, 2011

	September 30, 2011	June 30, 2011
LIABILITIES
Current Liabilities
Accrued expenses	0	0
Notes Payable	0	0
Interest Payable	0	0
Total Liabilities	0	0

STOCKHOLDERS’ EQUITY
Common stock, $.001 par value, 100,000,000 shares authorized, 10,000,000 shares issued and outstanding	10,000	10,000
Additional paid in capital	0	0
Deficit accumulated during the development stage	(6,000)	(6,000)
Total Stockholders’ Equity	4,000	4,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	4,000	4,000

 USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $432,175

We intend to utilize the estimated net proceeds following the offering for the following purposes:

	10%	25%	50%	75%	100%
Total Proceeds	$45,000	$168,750	$225,000	$337,500	$450,000
Less: Offering Expenses (1)
Accounting	$2,500	$2,500	$2,500	$2,500	$2,500
Legal	15,000	15,000	15,000	15,000	15,000
Copying	$300	$300	$300	$300	300
SEC & State Filing Fees (2)	25	25	25	25	25
Net Proceeds from Offering	$27,175	$150,925	$207,175	$319,675	$432,175
Use of Net Proceeds
Down payment on Properties (3)	$21,000	$122,225	$178,475	$265,975	378,475
Transfer Agent Fees	$1,200	$1,200	$1,200	$1,200	$1,200
Accounting	$2,500	$2,500	$2,500	$2,500	$2,500
Working Capital (4)	$2,475	$25,000	$25,000	$50,000	$50,000
Total Use of Net Proceeds(5)	$27,175	$150,925	$207,175	$319,675	$432,175

(1)
The Officers of the Company have provided the capital to cover the offering expenses herein. He will not  seek reimbursement of such expenses upon the receipt of offering proceeds since he received stock in exchange for his capital investment of $10,000, but may seek reimbursement for costs not yet incurred or paid. We estimate this to be about $17,500, barring unforeseen costs. This number includes the remaining amount for accounting, legal, and blue sky fees of approximately $4,000. The remaining $4,000 cash remaining in our bank account will go towards providing capital for state filing fees. Total costs of accounting are $3,500 and legal costs of $20,000. Mr. Watts has provided the initial payments for these costs. Details of the offering proceeds are herein provided to let a potential investor know the costs of this offering. We will account for these expenses in our financial statements. Mr. Watts is not seeking reimbursement for expenses totaling $6,000 already paid as he received stock in exchange for paying for such expenses.  These expenses included legal and accounting expenses related to this offering. He also provided the company with an additional $4,000 for operational and offering expenses. It is expected that Mr. Watts will take a non-interest bearing demand promissory note if he is to pay for any other expenses related to this offering.

(2)
We expect to incur $4,000 in Blue Sky State filing fees, however, these fees will be covered by our current cash reserves of $4,000 as provided by our founder and CEO, J. Barry Watts. He will not seek reimbursement for these costs.

(3)
This number reflects the amount we expect to be able to invest in properties, specifically. We currently have not identified any specific properties. However, we anticipate that we will purchase properties that will a.) cash flow positive to satisfy any debt service and b.) are mobile home parks or single-family properties. With these parameters set, we believe we will not be able to finance a property with more than 75% financing based on current lending policies. We expect debt service to not exceed 8% per annum based on current market rates.

We have not identified any properties, but as we increase our available funds, we expect to purchase properties in greater quantity and size. We expect that if we raise the maximum amount, we will be able to invest into up to three (3) properties, while if we raise only $21,000 we will only be able to purchase one (1) property. This is the assumption that each property will be valued at $100,000 or less in the case of raising the maximum proceeds. In order to purchase one property with only $21,000 in available cash; that property will have to be priced at $100,000 or less or we will need to look to alternative financing that will allow us to leverage more than 75% of the value of the property. We may elect to purchase just one property depending on the availability of a positively cash flowing property. Property acquisitions will all depend on availability of properties that fit our investment criteria and that our available cash allows us to purchase. If less than the maximum is raised, we will most likely purchase single family homes in need of rehab.

We look to acquire the following types of properties, although no specific properties have been identified.  We look to provide added value in the transactions by identifying underperforming properties by rehabbing the property to add value, increase marketing, and increasing the potential customer base (i.e. marketing the property as a “lease to own property”) Properties may also have additional expansion possibilities for increasing revenue.

•	Debt service ratio of 1.20 (Debt Service Ratio = total of all debt on the property in relation to its total income. i.e. for every $1.00 of debt, we will require $1.20 of income to cover that debt.)
•	Cap Rate Net operating income (NOI)divided by the RV – Relationship between the NOI and the purchase price that enables common investor to compare properties side by side

1.	Single family priced in the low to mid $100,000 in Christian County, MO and Greene County, MO with the intent to sell these properties immediately to end users through a lease-purchase arrangement.

2.	Single-family residential housing in under-served urban markets. The company will purchase rehabilitated houses ---most often located in urban core markets---from the CEO’s entity, Harry Buys Houses, LLC. The company will hold them for rental, managing them through Springfield Property Management, Inc., an entity in which the CEO is also a partner and which currently, successfully, manages approximately 250 single-family properties in the marketplace. These properties will then be leased with purchase options as identified in the model above.
3.
Manufactured Housing Communities including stable assets (those that cash flow, but have little upside on equity) and “value-added” assets, where the current asset has little cash flow, but has the potential for great value increases and increased cash flow so long as we add value through rehab or re-managing.

We will look for properties with a capitalization rate of no less than 8% and a debt service ratio exceeding 1.20.
We believe it will take us no longer than 6 months to invest offering proceeds into a portfolio of properties and real estate related assets.

(4)
We believe the more money we raise and must manage, we will have a greater need for more working capital to cover day to day costs of operations. If we raise 10% of the securities herein offered or less, we will simply invest in affordable, smaller properties that are most likely less expensive single-family homes. In other words, properties which we may purchase, add value to, and resell within one year or in time frame that market conditions dictate.

(5)
With the initial raise, our focus will be on investing single family homes in the Christian County, MO area as the Company has access to 165 homes currently under development.  In speaking of these properties, Mr. Watts has been offered the right to purchase the acreage, or, in the absence of such a purchase, to provide interim financing for purchasers of single-family homes on this property from the developers of the property. The subject development company is a large company in Christian County with about 870 – 900 single family development projects completed. The development company has not yet memorialized any kind of agreement in writing with the Company or Mr. Watts.

As we raise further funds we anticipate our investment breakdown by property type to be based on the then current market conditions and opportunities available to us. We may also look for properties in Greene County, MO as well.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Despite these considerations, there is no underwriting criteria to determine the offering price herein and thus, the offering price should be considered arbitrary. Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

As of September 30, 2011, James River Holdings’ net tangible book value was $4,000 or $0.0004 per share of common stock. Net tangible book value is the aggregate amount of James River Holdings’ tangible assets less its total liabilities. Net tangible book value per share represents James River Holdings’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,500,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $17,825), James River Holdings’ net tangible book value as of the closing of this offering would increase from $0.0004 to $.038 per share. This represents an immediate increase in the net tangible book value of approximately $.038 per share to current shareholders, and immediate dilution of about $.26 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.0004
Increase per share attributable to new investors	$0.0379
Net tangible book value per share after offering	$0.0379
Dilution per share to new investors	$0.26
Percentage dilution	87.4%

The following assumes the sale of 75% of the shares of common stock in this offering. As of September 30, 2011, James River Holdings’ net tangible book value was $4,000, or $0.40 per share of common stock. Net tangible book value is the aggregate amount of James River Holdings’ tangible assets less its total liabilities. Net tangible book value per share represents James River Holdings’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,125,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $17,825), James River Holdings’ net tangible book value as of the closing of this offering would increase from $0.0004 to $.029 per share. This represents an immediate increase in the net tangible book value of $.0287 per share to current shareholders, and immediate dilution of $.27 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.0004
Increase per share attributable to new investors	$0.0286
Net tangible book value per share after offering	$0.029
Dilution per share to new investors	$0.27
Percentage dilution	90.3%

The following assumes the sale of 50% of the shares of common stock in this offering. As of September 30, 2011, James River Holdings’ net tangible book value was $4,000, or $0.40 per share of common stock. Net tangible book value is the aggregate amount of James River Holdings’ tangible assets less its total liabilities. Net tangible book value per share represents James River Holdings’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 750,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $17,825), James River Holdings’ net tangible book value as of the closing of this offering would increase from $0.0004 to $.019 per share. This represents an immediate increase in the net tangible book value of $.019 per share to current shareholders, and immediate dilution of $.28 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.0004
Increase per share attributable to new investors	$0.019
Net tangible book value per share after offering	$0.019
Dilution per share to new investors	$0.28
Percentage dilution	93.5%

The following assumes the sale of 25% of the shares of common stock in this offering. As of September 30, 2011, James River Holdings’ net tangible book value was $4,000, or $0.40 per share of common stock. Net tangible book value is the aggregate amount of James River Holdings’ tangible assets less its total liabilities. Net tangible book value per share represents James River Holdings’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 375,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $17,825), James River Holdings’ net tangible book value as of the closing of this offering would increase from $0.0004 to $.009 per share. This represents an immediate increase in the net tangible book value of $.009 per share to current shareholders, and immediate dilution of $.29 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.0004
Increase per share attributable to new investors	$0.009
Net tangible book value per share after offering	$0.009
Dilution per share to new investors	$0.29
Percentage dilution	96.8%

The following assumes the sale of 10% of the shares of common stock in this offering. As of September 30, 2011, James River Holdings’ net tangible book value was $4,000, or $0.40 per share of common stock. Net tangible book value is the aggregate amount of James River Holdings’ tangible assets less its total liabilities. Net tangible book value per share represents James River Holdings’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of  150,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $17,825), James River Holdings’ net tangible book value as of the closing of this offering would increase from $0.0004 per share to $0.003 per share. This represents an immediate increase in the net tangible book value of $.002 per share to current sharehoelolders, and immediate dilution of $.297 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.0004
Increase per share attributable to new investors	$0.002
Net tangible book value per share after offering	$0.003
Dilution per share to new investors	$0.297
Percentage dilution	98.98%

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares. Despite this, we do not have any suitability standards except that an investor should be able to afford to lose their investment if our business plan fails.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

We are offering to the public 1,500,000 shares of common stock, at $0.30 per share, on a “best efforts,” basis in a “direct public offering” through our officers and directors. Funds will be made immediately available to the Company for use after sale of the securities for the purposes of acquiring property. This offering terminates in 365 days after commencement of this offering. There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by James River Holdings Inc. No commissions will be paid for the sale of the 1,500,000 shares offered by James River Holdings.

 This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. Funds will be made immediately available to the Company upon receipt. We do intend to place the funds into a segregated account. The segregated account is not an escrow, trust or similar account, and is subject to attachment by creditors. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

The members of our Board of Directors currently serve without compensation, but may be compensated at any future if the board of directors deems such compensation to be appropriate. The officers serve at the pleasure of the Board of Directors. At present, we have three officers and one director. We also have a board of independent advisors that have no voting rights and are not currently compensated. Information as to the director and executive officer is as follows:

We will sell the shares on a “direct public offering,” basis through our officers and directors, who may be considered an underwriters as that term is defined in Section 2(a)(11). Our officers or directors will not receive any commission in connection with the sale of shares, although we may reimburse them for expenses incurred in connection with the offer and sale of the shares for costs beyond those already paid for and incurred and for those costs which our current cash of $4,000 will not cover We expect these costs to be about $13,500 barring unforeseen expenses. Therefore, we expect that we may need to reimburse our officers approximately $13,500 as discussed in our Use of Proceeds.

Our shares will primarily be sold by our CEO, Mr. J. Barry Watts, but may also be sold by our Vice President, Ms. Kelly Watts. Our officers will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii), they must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	he must not be an associated person of a broker-dealer;
•
he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of James River Holdings Corporation otherwise than in connection with transactions in securities; and

•
he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 month.

Our officers and directors will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). Neither our officer or directors, nor any affiliates will be purchasing shares in the offering.

The officers and directors first intend on extending an offer to purchase the securities herein to friends, family, and business associates. Once exhausting any of those relationships, the officers and directors may elect to solicit outside investors by holding informational meetings that are open to the public and presenting the Company’s Prospectus. We intend to sell our shares in the United States.  Prior to selling our shares in the USA jurisdictions, we will file applications for the sale thereof with the respective securities administrations of that jurisdiction. We have not filed any applications for registration with any states where required and we do not intend to do so until we have been advised by the Securities and Exchange Commission that it has no further comments regarding our public offering.

   You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase to our office. Yoursubscription shall not become effective until accepted by us and approved by us. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by James River Holdings to each offeree;
•	the subscription is completed by the offeree, and submitted by check back to James River Holdings where the subscription and a copy of the check is sent to the Company for review;
•	each subscription is reviewed by James River Holdings to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved, the subscription is accepted by the Company and the funds deposited into an account labeled: James River Holdings Corporation, within four (4) days of acceptance;
•	subscriptions not accepted, are returned with the check undeposited within 24 hours of determination of non-acceptance.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of our Board of Directors currently serve without compensation, but may be compensated at any future if the board of directors deems such compensation to be appropriate. The officers serve at the pleasure of the Board of Directors. At present, we have three officers and three directors. We also have a board of independent advisors that have no voting rights and are not currently compensated. Information as to the director and executive officer is as follows:

Name	Age	Title
J. Barry Watts	48	CEO, President, Treasurer and Chairman of the Board
Kelly J. Watts	48	Vice President
Nola Peterson	43	Secretary

Duties, Responsibilities and Experience

J. Barry Watts, 48, is the CEO, President, Treasurer, and Chairman of the Board, graduated from the University of Missouri with a degree in Agricultural Economics and earned a graduate degree from Campbellsville University. He has worked in the securities industry as a Registered Representative and General Securities Principal. He founded and owned a broker-dealer trading securities on Wall Street, is a Certified Financial Planner, and has started ten different investor-owned companies focused in real estate and fixed income investment. The ten real estate focused companies are: Springfield Real Estate Fund 2009, LLC, Springfield Real Estate Fund B-09, LLC, Wilsons Creek Real Estate Fund, LLC, Jordan Creek Real Estate Fund, LLC, Railey Creek Real Estate Fund, LLC, Investor Capital Lending Fixed Income Series A, LLC, Investor Capital Lending Fixed Income Series B, LLC, Investor Capital Lending Fixed Income Series C, LLC, Investor Capital Lending Fixed Income Series D, LLC. He does not have a majority interest in any of these companies. In addition Mr. Watts owns a majority interest in the following organizations: Springfield Property Management, Inc. (a property management company for mostly single family homes), Difference Makers, LLC (an organization that provides services and funds to third world Latin American countries), Professional Entity Management, LLC (a company that specifically provides management services for various real estate investment companies that Mr. Watts also operates), Harry Buys Houses, LLC (a real estate company which specifically buys distressed single family homes for rent and resale), Investor Capital Lending, Inc. (a fund which focuses on investing in long term single family holds), Greater Springfield Contractors, LLC (a construction company that provides general contractor services to Mr. Watts’ other companies) and Greater Springfield, LLC, a real estate agency.  Mr. Watts also owns a private lending company called Investor Capital Lending, Inc. (with less than $10 million in assets) that lends to single family real estate. Mr. Watts serves as president for Investor Capital Lending. In the past five years, Mr. Watts’ time has primarily been dedicated to Springfield Property Management, Inc.  which is a property management firm in Springfield, MO however has run several other real estate funds and business as described herein and within our Conflicts of Interest section. Mr. Watts’s experience in both finance and real estate lead to his being chosen as our CEO/PRESIDENT, Treasurer, and Chairman of the Board of Directors. Mr. Watts obtained his real estate sales license in the state of Missouri in 2011, but does not use his license although it is active with James P. Morgan. Mr. Watts has served as our CEO, President, Treasurer, and Chairman of the Board of Directors since our inception in May of 2011 and will serve until a vote of shareholders or our Board of Directors takes place.

Kelly J. Watts, 48, is the Company’s Vice President and graduated from the University of Missouri with a degree in nursing and served six years in an administrative management position with the Department of Veterans Affairs. She is the controller of Professional Entity Management, LLC. Ms. Watts and our CEO, Mr. Watts are husband and wife. For the past five years, Ms. Watts has been self-employed as a farmer on the family farm and a bookkeeper. Ms. Watts has served as our Vice President since our inception in May of 2011 and will serve until a vote of shareholders or our Board of Directors takes place.

Nola Peterson, 43, is the Company’s Secretary has 13 years experience in the securities industry as a Registered Representative and General Securities Principal and has served as  the General Manager of Springfield Property Management, Inc. for the past five years. Ms. Peterson has served as our Secretary since our inception in May of 2011 and will serve until a vote of shareholders or our Board of Directors takes place.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 1,500,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Title of Class	Name of Officer	Number Of Shares	Percent Before Offering	Percent After Offering
Common	J. Barry Watts, CEO/President/Director	10,000,000	100.00%	86.95%
	All Directors, Officers and Principal Stockholders as a Group	10,000,000	100.00%	86.95%

 “Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

TAX TREATMENT OF REGISTRANT AND ITS SUBSIDIARIES

Although we hope to be a real estate company with real estate assets, we will not be initially operating as a Real Estate Investment Trust (“REIT”) as we fear we may not initially be able to qualify as a REIT. Therefore, we will initially operate a C corporation.

For federal income tax purposes, a C corporation is recognized as a separate taxpaying entity. A corporation conducts business, realizes net income or loss, pays taxes and distributes profits to shareholders.

The profit of a corporation is taxed to the corporation when earned, and then is taxed to the shareholders when distributed as dividends. This creates a double tax. The corporation does not get a tax deduction when it distributes dividends to shareholders. Shareholders cannot deduct any loss of the corporation.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share. 10,000,000 common shares were outstanding as of the date of this prospectus. No preferred shares were outstanding as of the date of this prospectus. Upon sale of the 1,500,000 shares offered herein, we will have outstanding 11,500,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of James River Holdings, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our Articles of Incorporation currently authorizes the issuance of 10,000,000 shares of preferred stock that may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;
•	to issue the shares;
•	to fix the number of shares;
•	to change the number of shares constituting any series; and
•	to provide for or change the following:
•	the voting powers;
•	designations;
•	preferences; and
•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
•	dividend rights (including whether dividends are cumulative);
•	dividend rates;
•	Terms of redemption (including sinking fund provisions);
•	redemption prices;
•	conversion rights; and
•	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Options and Warrants

We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our directors may later determine to authorize options and warrants for our company.

INTEREST OF NAMED EXPERTS AND COUNSEL

Jillian Ivey Sidoti issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable. Jillian Ivey Sidoti will be issued 35,000 shares at value of $.30 in exchange for services related to the S-11 including legal services, specifically drafting the S-11 registration statement and responding to any and all comments relating to the S-11 registration statement.  We expect to issue these shares in early 2012. The issuance of shares is not contingent on any services, including the legal opinion, not yet provided.

The audited financial statements of as of June 30, 2011 and unaudited financial statements for the four months ended September 30, 2011 are included in this prospectus and have been audited by Stan J.H. Lee, CPA independent auditor, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of James River Holdings will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability.

DESCRIPTION OF BUSINESS

OVERVIEW

James River Holdings intends to invest in single family residential properties and manufactured home communities, but may adjust their business plan to include other similar opportunities such as multifamily and commercial property if the economy dictates and the opportunity arises. The Company will purchase, manage, and dispose of revenue producing assets, specifically single family properties and manufactured home communities.

We have not commenced any significant operations to carry out our business plan. To do date, we have not purchased any properties nor have any properties under contract for purchase. Thus far, we have only performed those tasks related to our organization and development of our business plan. Upon receiving funding, we plan to carry out our business plan, as described below, of purchasing, managing, and disposing real estate assets for a profit.

Investment Policies

We are looking to purchase various types of properties that fit the following criteria:

Stable/Performing Assets:

Assets that may be purchased as current cash flowing properties that have a low vacancy rate (defined as less than 15% vacancy) will be purchased at a capitalization rate at least 8% and that may have a debt service coverage ratio that exceeds 1.20. This means that we will only seek out properties that we believe will have enough net operating income that it will cover the debt service by 120%.

It is expected by the Management that these properties will be the easiest to finance. We expect these assets to have sufficient monthly cash flow to cover all property expenses including monthly mortgage payment, property expenses, utilities, management costs, taxes, and other costs. We may, however, run into unforeseen circumstances such as a downturn in local economic conditions and adverse property conditions. We may also inadequately project rental potential for such properties and marketability of an individual property.

Non-performing assets:

Those assets that we identify as “non-performing assets” are those properties that have little cash flow but have potential for great value increases so long as we add value in terms of rehab or management to the property.  We will seek properties with capitalization rates of no less than 8% capitalization upon stabilization. Capitalization Rate is defined as the ratio between the net operating income produced by an asset and its capital cost (the original price paid to buy the asset) or its current market value . It is calculated by dividing the net operating income by the purchase price of the property. We plan to “stabilize” distressed properties or non-performing assets by adding value through new management, rehab and repositioning through marketing. We will consider a property stabilized upon the completion of rehab and the entry of new tenants with 85% occupancy for three (3) consecutive months.

We believe that the company would be able to successfully purchase both types of properties as the Company can add value to non-performing assets to turn them into cash flowing properties.

These properties, however, may be difficult to finance with traditional bank financing. They may also be difficult to insure, rehab, and rent. These properties have a greater risk factor than those properties considered “stable.” We will most likely need to finance these properties with cash as opposed to traditional financing. Therefore, we may not be able to purchase such properties immediately.

Quick turnover properties:

We may seek out properties that we can “flip” or purchase and sell in less than a year. We will only seek out properties which we believe we can resell for no less than a 10% gross margin.

Of these, we look to acquire any of the following types of properties in the in Christian County, MO, Greene County, MO, and throughout underserved markets in the United States:

Single family residences priced in the low to middle $100 thousands in Christian County, MO and Greene County, MO. The Company has access to 63 acres of single family properties with a total of 165 SFR under development.

In speaking of these properties, Mr. Watts has been offered the right to purchase the acreage, or, in the absence of such a purchase, to provide interim financing for purchasers of single-family homes on this property from the developers of the property. The subject development company is a large company in Christian County with about 870 – 900 single family development projects completed. The development company has not yet memorialized any kind of agreement in writing with the Company or Mr. Watts.  Mr. Watts as an individual, and not any of Mr. Watts companies, was presented this opportunity for development.

1.
Since the population grew by 42.6% in the last 10 years and jobs grew by 39% from 2000-2009. The county has been recognized as the fastest growing county among 30 states, and the 44th fastest growing county in the nation.  We plan to dispose of these properties via lease-purchase agreements.  (See “Marketing Plan”)

2.
Single-family residences in under-served urban markets. The CEO of the company is a partner in an entity that has bought, rehabilitated, and sold over 300 individual properties in the past five years, proving worthy its business model of buying ugly houses, renovating them, and selling them to investors who want to own rentals. The Company will purchase rehabilitated houses ---most often located in urban core markets---from the CEO’s entity, Harry Buys Houses, LLC. The company will hold them for rental, managing them through Springfield Property Management, Inc., an entity in which the CEO is also a partner and which currently, successfully, manages approximately 250 single-family properties in the marketplace. These properties will then be leased with purchase options as identified in the model above.

For financing purposes, commercial property such as Mobile Home Parks, will be primarily purchased following Fannie Mae, Freddie Mac, or HUD industry guidelines for 5 or more units. Underwriting requirements under these guidelines may include:

•
The capacity of the borrower, or income from the underlying property, to adequately service principal and interest on the debt. Typically, banks will establish minimum "debt service coverage" ratios _ the number of times net operating income will cover annual debt service. While minimum ratio requirements will vary between banks and by type of project, they usually fall within the range of 1.05 to 1.5.

•	The value of the mortgaged property.

•	The overall creditworthiness of the borrower, including the demands of supporting other projects.

•	The "hard equity," in the form of cash or unencumbered equity in the property that is required to be invested by the borrower.

•	Whether, and to what extent, the bank will give any credit for appreciation in the value of previously purchased land for purposes of its minimum equity requirements.

•	Any secondary sources of repayment.

•	Any additional collateral or credit enhancements (such as guarantees, mortgage insurance, or take-out commitments).

The Company does not currently have any lending relationships in place.

Our risk factors may apply to cash flow in the following manor:

For example, for our future mobile home park community investments, in order to realize sufficient cash flow, we will need to rent individual units at a monthly rate that exceeds the monthly cost of management fees, mortgage payments, utilities, taxes, and other costs. We will also need to be able to actual collect such rents.

Cash flow at a potential mobile home park could be derived from two sources: the individual sale of actual units and the rental cash flow of the land on which the individual homes sit. This cash flow must also exceed the monthly costs of management fees, mortgage payments, utilities, taxes, and other costs. The inability to sell enough units and collect land rental income on a monthly basis could adversely affect cash flow.

Planned Operations

We currently have little operations other than the preparation of this S-11 offering. The officers and directors, as described herein, have other, outside responsibilities which take up the majority of their working hours. None of our officers and directors are currently working full time for the Company. If our financial circumstances change, the working habits and dedication to the Company’s business plan on the part of our officers and directors too will change to meet the growing needs of our business.

We currently are seeking out appropriate real estate purchasing opportunities that fit our current investment policies. We intend on placing “letters of intent” on those properties that we find appropriate. Purchase agreements may be contingent on the funding of this offering depending on the property and the offer and whether the seller will offer any carry-back financing.

Upon funding of the Company, all officers intend on fulfilling their respective roles. In the event that we are fully funded and operational, all of our officers and directors intend on dedicating full time to the Company. Outside business interest will be delegated to competent management to facilitate the shift in focus and direction.

We will update our investors of our new acquisitions and business dealings via a periodic on-line newsletter posted on the webpage as soon as the transaction(s) have been completed.

If changes to our investment strategy are contemplated, we will file the proper 424(B) prospectus with the commission or Post Effective Amendment, whichever is more appropriate.

For our “value-added” properties, we will update old appliances, flooring, paint, purchase of new homes to be installed on vacant lots or to replace outdated/unrepairable homes to our mobile home community acquisitions and provide other non-structural improvements such as outside landscaping and other features in order to attract tenants to all acquired properties. In the event that it is needed, we may also provide structural improvements such as new roofs, plumbing, and electrical. Improvements may also include updates and added features to the common area. Improvements will greatly depend on each property’s unique attributes.

We will work to re-manage properties that are not performing well, by locating and contracting with credit worthy tenants (see “Marketing Plan”) and acting swiftly to evict those tenants that are not paying rent within the letter of the law. We will also make improvements to the property as listed above in order to attract more credit worthy tenants and higher or market value rents. We will also look to tenants that are willing to enter into year long leases in order to ensure a lower turnover ratio.

We intend on deriving income from rents and the sale of appreciated property. We hope that such income will sustained our activities enough so that we may leverage and purchase additional properties for additional income with eventually realizing a profit. We do not believe the proceeds of this offering will satisfy all of the goals of the company. The Company and Managers intend on conducting subsequent offerings or seeking out additional financing upon the close of this offering depending on the state of the company at the time.

Valuation

The capital raise in the offering would be partially used as allocated under the heading of professional fees paid to identify, obtain and resell properties for what was then (at time of loan origination 1-6 years ago) fair market value.  Management believes that the values of properties have since dropped based on various market conditions due greatly to economic conditions impacting the location of where the target property may be located. Management believes today's fair market value in our target markets are less than what is owed on the target parcel in order to qualify as a subject target acquisition.  We may validate our research of Current Fair Market Value as derived from the engagement of independent third party licensed appraiser who's opinion as qualified third party, can render subjectively what the fair market value of a target property under current market conditions would be in an "as is" state as defined in the appraisal reports.  These qualified licensed appraisers will be retained to provide extensive evaluation appraisal reports as to "as is value" as of the date of the inspection which may or may not be fair market value based on the condition and marketability of the property not to exclude required renovations or upgrades to make the property more marketable, desirable, useful or improved to be competitive to similar like kind properties that may or may not be available at the time of acquisition as outlined in the independent appraisers professional opinion of value.  This document of value becomes an integral part of the acquisition and management will depend upon such reports as to more forward to acquire the target property or pass and not move forward.

Marketing Plan

We intend on using funds from our Working Capital as well as existing cash flow from properties to market properties in order to fill vacancies. Most importantly, we will utilize “free” listing services such as Craigslist.com in order to seek out new tenants. In the event we hire a property manager to manage a property as discussed herein, more likely than not, these marketing costs will not become an expense of the Company, but rather of the management company put in place. The Management Company will be paid as a percentage of the cash flow of the property.We expect this percentage to be approximately 4% of cash flows which is industry standard. We have not entered into any formalized agreements regarding management.

We expect new tenants to be found via Craigslist, Apartments.com, flyers, newspaper advertisements, and the property’s website if one so exists.

We will enhance the value of our single family residences by offering “lease-purchase” arrangements.  By offering lease-purchase arrangement we will be able to command a market premium for these homes. Economic uncertainty has effectively locked out entry level home buyers for the past 24 months. The ease of access afforded by a lease purchase arrangement will open the door for homebuyers previously excluded from the market, who are more focused on the monthly payment than the selling price, and who are willing to pay an option premium for the right to buy the house at a future date.

Providing the mortgage loan to the end purchaser will allow the company to charge an interest rate at a premium to the marketplace. Just as economic uncertainty has reduced capital and lending availability for entry level home buyers, so also has it resulted in a more careful scrutiny of home loan applications locking out any potential borrower whose application isn’t perfect. Loaning to buyers who have paid an option premium, proven themselves worthy through on time lease payments, but who conventional lenders ignore allows the company to command an interest rate that exceeds that of banks and mortgage lenders.

We plan to implement a similar “lease to own” plan with our mobile home park community acquisitions. The company intends to:

•
Purchase existing mobile home parks that are value-priced due to their distressed condition. Clean, restore and repair these parks and improve their management efficiency to increase the value of the property.

•	Develop new “lease the lot only” parks where mobile home owners can pay for a space to park a unit they own. The cost of moving these units generally results in a long-term tenancy.
•	Develop parks that offer lease purchase options where buyers can lease-to-own the mobile home, while leasing the lot on which the home sits.

Milestones

To date, we have organized our and developed our business plan. Other than this, we have not accomplished any other milestones. Below is an outline of the milestones we expect to reach in the next 12 months.

First Quarter 2012 – Receive an effective registration statement from the S-11. The additional costs related with this will be approximately $16,000 as we will owe money to our attorney and our accountant. We will look to our CEO, Mr. Watts to cover these costs out of pocket if we are unable to raise the funds from this offering.

Upon Effectiveness (first quarter of 2012) – raise capital to start purchasing of single family homes in Greene and Christian Counties, MO. If we are unable to raise sufficient capital to purchase single family homes, we will look to our officer and director, Mr. Watts for an infusion of capital. Mr. Watts may be unable to provide such capital, and thus, if we are unable to raise enough capital, we may become insolvent.  We will need a minimum of $100,000 in order to purchase one property and properly rehab it to a salable or rentable state. We will need to look toward bank financing if we are unable to raise the money from this offering.

Within the first six months of 2012 – purchase homes with capital raised from the sale of corporate stock. Rehab properties if necessary. Develop banking relationships for further leveraging assets. Contract with renters for long term hold properties that the Company may have acquired. We intend on raising the capital from this offering. To effectively do this, we will need approximately $500,000 in capital. We expect some of that money to come from this offering and some from potential bank financing. However, we may be unable to raise the capital required within six months as stated here and thus, we may need to extend our timeline for milestones. If so, we may look to Mr. Watts for additional capital so that we may fully implement the plan of the company. If we are unable to raise capital from the sale of capital stock, we may become insolvent.

January 2012 – seek out relationships with private equity firms and other larger funds and REITs that may be interested in providing a second round of financing beyond the registered stock herein so that the Company can seek out larger properties such as mobile home parks. We expect the expenses related with this type of diligence to cost approximately $10,000 so that Mr. Watts may make meetings and trips to meet with potential REITS. We expect costs associated with buying one property of this type to be approximately $200,000- $250,000 depending on type and size. This estimate will cover the costs associated with a downpayment for such a property and we will also require additional financing from a bank in the amount of approximately $750,000 - $1,200,000. If we are unable to establish such relationships, the company will continue to sell its common stock in this Offering. Thereafter, it may seek to do additional registration statements. Finally, it will look towards Mr. Watts for additional capital.

March 2012 – Launch and market the Company’s “lease-purchase” program to low income buyers of our properties thus providing home ownership to those who might not be able to purchase a home and also cash flow to the Company.  We will not reach this milestone unless we sell at least $50,000 of our common stock from this Offering. We will need to reach at least a few of the abovementioned milestones prior to this milestone in order to achieve this milestone. We expect the costs related with this milestone to be minimal, but to deploy this milestone we will need properties of for which we can launch the program. We expect marketing expenses and legal expenses to be related to this milestone approximately costing $1,500.

Second Quarter 2012 – start selling any short term flips the company may have acquired with funds in Quarter 1 (if any have been acquired). We will not be able to reach this milestone unless we sell at least $50,000 of our common stock or receive additional financing from our officer and director, Mr. Watts.  We will need to reach other milestones in order to deploy this milestone, such as the purchase of properties. We do not expect this milestone to require any additional capital.

June 2012 – reinvest any proceeds received from sales of properties into the purchase of new properties or to provide rehab costs for properties currently owned by the Company (if necessary).  We will only be able to reach this milestone if we sell at least $50,000 of our common stock. It is possible that this milestone may not be reached by June 2012 if we do not sell sufficient amounts of our common stock. It is also possible that we won’t have any proceeds from the sale of properties, at which point, we may be insolvent. We will not need additional funds to reach this milestone but we will need to purchase properties and thus reach other milestones herein discussed.

September 2012 – Seek out larger properties such as mobile home parks, in accordance with the Company’s business plan, if capital resources permit. We will need additional capital resources from the sale of additional common stock, from private equity firms, REIT’s, and bank financing. If we have enough capital to reach this milestone, we will most likely have several sources of additional capital available as listed above. As stated in a previous milestone, we expect the purchase price of  one mobile home park will be between $750,000 and $1,200,000 and thus, we will need a minimum of $200,000 to $250,000 in cash. We will attempt to secure additional financing through a bank with traditional property financing.

November 2012 – Purchase first mobile home park with the intent to develop a land-lease arrangement on a potential property. We intend on financing this with capital reserves, retained earnings, and bank financing. We will have minimal costs associated with this but will only be able to reach this milestone if previous milestones are reached, such as raising additional capital for the purchase of mobile homes, establishing relationships with larger investors, and actually purchasing mobile homes.

There is no guarantee that we will be able to reach these milestones. These milestones are highly dependent on our ability to have an effective registration statement, and then, our ability to raise funds. We are also dependent on the availability of properties in our markets. We do believe that there will be an ample supply of properties so long as we are properly capitalized. Our milestones will be adjusted in the event that the effectiveness of our registration statement is delayed or if we have difficulties raising capital.

It is our intent, once we raise the initial $500,000 herein discussed, to seek out other forms of capital. We believe that initial capital as well as implementing our business plan will make us more attractive to larger sources of funds. We have not sought out any larger sources of funds to date and do not intend to look for such relationships until we are closer to effectiveness.

Competition

We will face competition from other developers that are looking to implement or are already implementing a similar business plan to ours. Further, we may be at a disadvantage to our competition who may have greater capital resources than we do, specifically cash. It has become increasingly difficult to obtain lending on many properties and those developers that are able to close without financing and pay the full purchase price of a property in cash may be able to close on more properties or may realize a greater profit as they will be able to negotiate better purchasing terms.

Our officers and directors have significant experience in real estate development. We hope this will distinguish us from our competition. Further, we believe that our business plan, which allows us to look for several different types of properties, provides us with greater opportunities than other real estate development companies.

Conflicts of Interest

Currently, the following Conflicts of Interest exist:

Our CEO, J. Barry Watts, is the manager of Professional Entity Management, LLC. Professional Entity Management is the manager of other limited liability companies engaged in making similar investments to those contemplated to be made by the Company. To the extent its time is required on other business and ownership management activities it may not be available to be involved in the day to day monitoring of the Company's operations.

Currently Professional Entity Management, LLC manages the following companies:

Investor Capital Lending Fixed Income Series A, LLC. (“ICLA”) – is a fixed payment offering with various levels of return based on investment.  ICLA has paid out all returns promised to investors to date. ICLA was funded in early 2009.

Investor Capital Lending Fixed Income Series B, LLC. (“ICLB”) - is a fixed payment offering with various levels of return based on investment.  ICLB has paid out all returns promised to investors to date. ICLB was funded in late 2009.

Investor Capital Lending Fixed Income Series C, LLC. (“ICLC”) - is a fixed payment offering with various levels of return based on investment.  ICLB has paid out all returns promised to investors to date. ICLB was funded in mid 2010.

Investor Capital Lending Fixed Income Series D, LLC. (“ICLC”) - is a fixed payment offering with various levels of return based on investment.  ICLB has paid out all returns promised to investors to date. ICLB was funded in late 2010.

Wilson’s Creek Real Estate Fund, LLC (“Wilson”) – is an equity offering with a preferred return of eight (8%) percent that invests in residential and commercial real estate throughout the country. The fund has a five year life span and does not pay out distributions or return capital until dissolution. Wilson was funded in early 2010.

Jordan Creek Real Estate Fund, LLC (“Jordan”) – is an equity offering with a preferred return of eight (8%) percent that invests in residential and commercial real estate throughout the country. The fund has a five year life span and does not pay out distributions or return capital until dissolution. Jordan was funded in early 2011.

Railey’s Creek Real Estate Fund, LLC (“Railey”) – is an equity offering with a preferred return of eight (8%) percent that invests in residential and commercial real estate throughout the country. The fund has a five year life span and does not pay out distributions or return capital until dissolution. Railey was funded in mid 2010.

Springfield Real Estate Fund, LLC (“SREF”) – is an equity offering with a preferred return of eight (8%) percent that invests in residential and commercial real estate throughout the country. The fund has a five year life span and does not pay out distributions or return capital until dissolution. SREF was funded in 2009.

Springfield Real Estate Fund B-09, LLC (“SREFB09”) – is an equity offering with a preferred return of eight (8%) percent that invests in residential and commercial real estate throughout the country. The fund has a five year life span and does not pay out distributions or return capital until dissolution. SREFB09 was funded in 2009.

With the exception of Jordan, all of the abovementioned companies are fully funded, operating, and are no longer accepting new subscriptions.

Springfield Property Management, Inc. is a Springfield, Missouri-based property management company in which J. Barry Watts is an equity partner.

Greater Springfield, LLC d/b/a Greater Springfield Realtors is a Springfield, Missouri-based real estate sales company in which J. Barry Watts is an equity partner however he is not a broker at this company and does not hang his brokerage license here.

Difference Makers, LLC is a Springfield, Missouri based company providing its clients with corporate operating infrastructure, equipment and supplies, all while facilitating their world-wide mission and social relief activities.

Mr. Watts is also a principal of Harry Buys Houses, LLC and may purchases houses on the behalf of the Company from Harry Buys Houses, LLC.

None of these entities directly will compete with James River Holdings, however, they will compete with the Company for Mr. Watts’ time and resources. Most of these abovementioned conflicts are already funded and have assets. It is not the intent of Mr. Watts to have any of these companies purchase or to be vying for properties in conflict with James River Holdings.

Those properties listed above that could compete with the Company have predetermined end dates, Those companies are in the process of being wound-down or divested and will not be competing with the Company for business opportunities so that all business opportunities which arise will be allocated to the Company.

Other than the abovementioned Conflicts of Interest, there are no other conflicts. To this end:

i)	There are no affiliates of the Company who act as underwriters, real estate brokers or managers for the partnership, act in such capacities for other partnerships or entities.

ii)	No affiliate of the Company places mortgages for the Company or otherwise acts as a finance broker or as insurance agent or broker receiving commissions for such services.

iii)
No affiliate of the Company acts (a) as an underwriter for the offering, or (b) as a principal underwriter for the offering thereby creating conflicts in performance of the underwriter’s due diligence inquiries under the Securities Act.

iv)	The compensation plan for the officer currently does not create a conflict between the interests of the officers and that of the Company.

Mr. Watts may not purchase, sell, pledge, or place under contract any property that fits the investment policies of the Company without first allowing the Company first right of refusal on such property. At this time, this is irrelevant as Mr. Watts is the sole board member. However, as the Company grows and changes, this policy will provide a benefit to the Company.

Upon financial stability of the Company, all officers and directors intend on dedicating 100% of their professional time to the Company and its operations, thus eliminating all of the abovementioned conflicts.

Employees

We are a development stage company and currently have three officers and three directors who currently do not receive compensation, but they may be compensated in the future with salaries appropriate for their positions and experience. For their experience, please see “Director, Executive Officers, Promoters and Control Persons.” Each officer will carry out a specific business role for the Company. Our officers have provided the working capital to cover our initial expense in exchange for shares in the Company at par value. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees.

Mr. J. Barry Watts and Ms. Nola Peterson are spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-11 registration statement.

Mr. Watts, via his affiliated companies, has acquired, rehabbed, managed, and disposed of over 300 single family homes in the past five years.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

James River Holdings Corporation is a development stage company incorporated in the State of Delaware in May of 2011. We were formed to engage in the business of real estate acquisition, development, and management. Our website is www.JRHCorp.com which does not yet exist and is being developed.

Since our inception on May 31, 2011 to September 30, 2011, we have not generated any revenues and have incurred a net loss of for the period ended June 30, 2011 of $6,000 and a net loss for the four months ended September 30, 2011 of $6,000. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from property revenue will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

In the event we are only able to sell a fraction of this offering, we still believe we will be able to scale our operations successfully by locating appropriate sources of capital for our real estate acquisitions such as bank financing. We will also only seek properties that we believe we can afford and effectively manage. We may also look to our officers to loan additional capital to the company to insure proper acquisitions so that the company may be successful.

We understand a lack of capital will limit our abilities to purchase multiple properties or be able to even purchase the most profitable and lucrative properties. Also, we understand that with the lack of capital comes a lack of negotiating leverage with real estate deals. Therefore, in the event we are unable to obtain sufficient capital, we may not realize the most lucrative real estate deals.

Results of Operations

For the period ended June 30, 2011 and four months ended September 30, 2011

There were no revenues for the period ended June 30, 2011 and no revenues for the four months ended September 30, 2011. Expenses for the period ended June 30, 2011 were $6,000  and $0 for the four months ended September 30, 2011 and included expenses for professional fees, including the costs of our attorney and our auditor.

Liquidity and Capital Resources

The Company had $4,000 in unrestricted cash as of September 30, 2011.  The unrestricted cash was received from the sale of stock to our CEO, J. Barry Watts for a total of $10,000. Please see “Management’s Discussion and Analysis” for more information regarding our sources of cash. The investigation of prospective financing candidates involves the expenditure of capital.  The Company will likely have to look to our officers or to third parties for additional capital.  There can be no assurance that the Company will be able to secure additional financing or that the amount of any additional financing will be sufficient to conclude its business objectives or to pay ongoing operating expenses. We will also seek to finance the purchase of real properties with bank financing that may be available.

In the past, Mr. Watts has provided any cash needed for operations, including any cash needed for this Offering. The Officers intend to lend the Company additional capital to pay the accounts payable and to cover any additional costs related to this Offering.

In the event that we are unable to raise a substantial amount of the proceeds through this offering, our officers and directors will lend the cash needed for operating costs or will seek out alternative sources of financing, such as financing from both traditional sources such as a bank, and then hard money loans for the down payments required on properties. In the past, our officers have used their own personal credit in order to obtain real estate financing from financial institutions. We currently do not have any relationships with any financial institutions and currently have no financing in place. We are basing this belief on the past relationships of the officers and directors with banks local community banks and in accordance with their financing.

We are also basing our belief on the availability of financing based on the personal credit history of our officers and directors, the lending policies set forth by HUD and Fannie Mae, and the ability of a property’s individual income and expense sheet to give us the ability to obtain financing.

We expect to leverage our business with bank financing in the way of mortgages and deeds of trust. Based on the CEO’s previous borrowing experience with local banks for properties purchased by one of Mr. Watts’ other entities, we expect to enter into lending relationships with the following terms on a property by property basis:

•	Interest rates not to exceed 8%
•	Loan to value of 80%
•	Collateralized with a 1st deed of trust or mortgage on the property
•	Points not to exceed 1.5%
•	Loans amortized over 20-30 years.

Equity Distribution to Management

Since our incorporation, we have raised capital through private sales of our common equity.  As of September 30, 2011, we have issued 10,000,000 shares of our common stock to our CEO, J. Barry Watts, in exchange for cash of $10,000. We do intend on issuing shares to our officers and directors in the future in exchange for services, in lieu of cash.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

POLICY WITH RESPECT TO CERTAIN ACTIVITIES

The Board of Directors may direct the Company to do the following things:

(a)	Issue preferred stock which may have preferred rights and privileges that are senior to the common stock holders.

(b)	To borrow money for the purchase of properties

(c)	To engage in the purchase and sale (or turnover) of investments, specifically real property.

(d)	To offer securities in exchange for property in the event that such an exchange will benefit the Company.

(e)	To repurchase or otherwise reacquire its shares or other securities.

(f)	To make annual or other reports to security holders, indicating the nature and scope of such reports and whether they will contain financial statements certified by independent public accountants.

We have not participated in any of these activities to date and currently do not have any policies regarding any of the abovementioned activities except that such activities must be approved by a majority of the Board of Directors and the Board of Directors has the authority to carry out such activities.

INVESTMENT POLICIES OF REGISTRANT

In all types of investment, our policies may be changed by our CEO without a vote of security holders. Mr. J. Barry Watts will be the sole decision maker when it comes to determining which properties the Company will acquire.

(a) Investments in real estate or interests in real estate.

We will seek out mobile home parks and single-family properties primarily in Christian County, MO and Greene County, MO and similarly situated markets throughout the United States. Although we will be seeking out properties that provide capital appreciation, we will most likely purchase properties primarily for income and cash flow from rental income as well as properties that will  be available for quick resale (in less than a year) via a lease purchase option made available to qualified buyers. We expect to finance our properties with up to 75% loan to value ratio with traditional bank financing, but will not be limited by the amount of leverage or the number of liens that we use. Upon stabilization of our  long term properties (See “Description of Business”), we will hire appropriate, local, vetted management to manage properties for up to 6% of the gross revenues of the property.

We will look to invest in both short term and long term properties depending on the size, location, rehab costs, and cash flow of the property.

As market conditions change, our policies will be evaluated and updated as necessary to safeguard shareholder equity and increase shareholder value.

(b) Securities of or interests in persons primarily engaged in real estate activities.

Equity investments in acquired properties may be subject to existing mortgage financing and other indebtedness or to new indebtedness which may be incurred in connection with acquiring or refinancing these investments. Principal and interest on our debt will have a priority over any dividends with respect to our common stock. Investments are also subject to our policy not to be treated as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

FACILITIES

We currently maintain an office at 2847 South Ingraham Mill – Suite B100, Springfield, MO 65804. We presently have no monthly rent, nor do we accrue any expense for monthly rent. Professional Entity Management, LLC, provides us a facility in which we conduct business on our behalf. Professional Entity Management, LLC, of which our CEO/PRESIDENT is a Managing Member, does not presently receive any remuneration for the use of this facility or time spent on behalf of us, but may receive compensation in the future. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than our officers to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from Professional Entity Management, LLC, of which our CEO/PRESIDENT is a Managing Member. Office services are provided without charge by the Company’s director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

During June, 2011, Mr. Watts, our CEO, received 10,000,000 shares of common stock, at a price of $0.001 per share in exchange for $10,000 cash and for his services as a founder of James River Holdings. All shareholders have voting and investment control over the shares entitled to them.

Name of Shareholder	Number Of Shares

J. Barry Watts, CEO, President as of May 2011 and Chairman	10,000,000
TOTAL SHARES	10,000,000

Mr. J. Barry Watts represents a controlling interest in the Company, and therefore, may establish certain rights and privileges that will benefit them.

Our officers may, in the future, establish compensation for themselves or for other employees of the Company. Furthermore, after the effect of the sale of all the shares offered herein, the officers may continue to control the Company.

Our CEO/PRESIDENT, J. Barry Watts, and our Vice President, Kelly J. Watts are husband and wife.

SELECTION, MANAGEMENT AND CUSTODY OF REGISTRANT’S INVESTMENTS

(a) Describe the arrangements made or proposed to be made by the registrant with respect to the following:

The Company will hire on site, non-affiliated, management for buy and hold properties, specifically mobile home park communities. Management costs will be a percentage of gross revenues not to exceed 10% unless the market changes the prices for these services in the future. The officers and directors will be responsible for the purchases and sales of the property.

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Our policy with respect to officers or directors concerning certain transactions is as follows:

(a)	The Company may purchase properties at fair market value or below from affiliated companies of our officers so long as it is deemed to be within the business plan of the Company.

LIMITATIONS OF LIABILITY

Section 145 of the Delaware General Corporation Law (“DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

As permitted by the DGCL, our restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director shall be personally liable to us or to our stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the restated certificate of incorporation is to eliminate the rights of this corporation and its stockholders (through stockholders’ derivative suits on behalf of this corporation) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

Our restated certificate of incorporation provides that we have the power to indemnify, and our restated by-laws state that we shall indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in our right) by reason of the fact that he is or was a director, officer, employee or agent of this corporation or is or was serving at our request as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Our restated by-laws further provide that we may purchase and maintain insurance on our own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of this corporation or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not we would have the power to indemnify such person against such liability under our restated by-laws.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA or NASDAQ will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of officers and directors from inception (May 31, 2011) to  June 30 , 2011.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	YTD	Salary	Bonus	Other Annual Compensation	Restricted Stock	Options
J. Barry Watts,
CEO, President, Treasurer and Chairman	2011	$-0-	-0-	-0-	$10,000(1)	-0-
Ms. Nola Peterson, Secretary	2011	$-0-	-0-	-0-	-0-	-0-
Mrs. Kelly J. Watts, Vice President	2011	$-0-	-0-	-0-	-0-	-0-

(1)
Mr. Watts purchased 10,000,000 shares of our common stock at a price of $.001 in exchange for $10,000 cash, for providing services related to developing our business plan, working with our legal and accounting advisors regarding this S-11 statement, and providing information for this S-11 registration statement.

Our officers and directors have not received any monetary compensation or salary since the inception of the Company. Our officers and directors have agreed to not receive any compensation or enter into any employment agreements until the Company begins operations.

Directors’ Compensation

Directors are not entitled to receive compensation for services rendered to James River Holdings, or for each meeting attended except for reimbursement of out-of-pocket expenses not to exceed $100.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director. The directors may be compensated for their time and services in the future.

Stock Option Grants

James River Holdings did not grant any stock options to the executive officer during the most recent fiscal period ended September 30, 2011. James River Holdings has also not granted any stock options to the Executive Officers since incorporation.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

Our officers and directors have agreed to provide services to us without compensation until such time as either appropriately funded and/or we have earnings from our revenue. It is expected that Ms. Peterson and Mrs. Watts will receive stock in exchange for their services.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of three members.  Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Board of Advisors

The following individuals have agreed to serve as part of our Board of Advisors. These individuals will be compensated in accordance with the services that they provide at the time that their services are needed. The Company may elect to compensate our Advisors with stock from the Company in exchange for their services. No agreements, specifically, have been reached with any of our advisors.  Our Advisors do not have any voting rights except, if they do become shareholders, as shareholders. The Board of Advisors merely advise Mr. Watts on best practices in accordance with the individual advisors area of expertise. Mr. Watts, along with other officers of the company, do not have to act in accordance with the advice provided by the Board of Advisors. Mr. Watts looks to these individuals both collectively and individually for advice on Company management and planning.

Scott Franklin, 43, is Senior Vice President of Ozark Bank, and has served as the President of Pinnacle Bank in Northwest Arkansas and as the Executive Vice President and Chief Lending Officer of Liberty Bank in Springfield, Missouri and is the President of Solomon Business Advisors, LLC.

Gerald Vigneaux, 42, attended Missouri State University, is a licensed real estate broker and a shareholder in Springfield Property Management, Inc. Harry Buys Houses, LLC, Greater Springfield Contractors, LLC and Greater Springfield, LLC a real estate agency.

Will O. Worsham, Esquire, 40, graduated from Drury University and received his Juris Doctorate from the University of Missouri. He is the founder of Worsham & Masters, Attorneys at Law and owns interest in MissouriTrafficTickets.com and EvictionsQuick.com

Krystal Russell, CPA, 33, graduated from Missouri Southern University and received her Juris Doctorate from Creighton University. She is a shareholder in Spectrum Accounting, LLC.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if they acted in good faith and in a manner they reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which they are to be indemnified, we must indemnify them against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for the common stock will be V Stock Transfer, 77 Spruce Street, Suite 201, Cedarhurst, NY 11598

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future. Our counsel has provided an opinion that the shares registered in this registration statement will be validly issued, fully paid, and non-assessable. This opinion is herewith filed as an exhibit.

Upon completion of this offering, we will have outstanding an aggregate of 11,500,000 of common stock. Of these shares, 1,500,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our legal counsel has provided an opinion of this, which is hereto attached as an exhibit. Only the shares being offered under this registration statement will be tradable without further restriction. However, it should be noted that this is a “best efforts” offering and there is no guarantee that all 1,500,000 shares will be sold. The remaining 10,000,000 shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•
the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective holding periods, subject to restrictions on such sales by affiliates and as restricted by a lock-up agreement.

James River Holdings Corporation
 (A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

June 30, 2011 and for the four months ended September 30, 2011

Stan J.H. Lee, CPA
2160 North Central Rd.  Suite 209* Fort Lee * NJ 07024
P.O. Box 436402 * San Diego * CA 92143-9402
619-623-7799 *Fax 619-564-3408 *  E-mail) stan2u@gmail.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
James River Holdings Corporation
(A Development Stage Company)

We have audited the accompanying balance sheet  as of  June 30, 2011, and the related  statements of operation, shareholders' equity (deficit) and cash flows for the period from  May 31, 2011 to June 30, 2011  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  An  audit includes consideration of internal control over financial  reporting  as  a  basis  for  designing  audit  procedures  that  are appropriate  in  the  circumstances, but  not  for the purpose of expressing an opinion  on  the  effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of James River Holdings Corporation  as of  June 30, 2011 and the results of its operation and its cash flows for the period aforementioned in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the note to the financial statements, the Company has established any source of revenue to cover its operating costs and losses from operations raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ Stan J.H. Lee, CPA
----------------------------------
Stan J.H. Lee, CPA
July 20, 2011

Registered with Public Company Accounting Oversight Board
Member of  NJ State Society of CPAs
Registered with Canadian Public Accountability Board

JAMES RIVER HOLDINGS CORPORATION
 (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS (audited)
As of June 30, 2011

As of
June 30
2011

Assets:

Current Assets:

Cash	$4,000

Total Assets	$4,000

Liabilities and Shareholders' Equity:

Current Liabilities:

Accrued expense	$-
Payable to a related party	-

Total Liabilities	-

Shareholders' Equity;

Preferred stock, 10,000,000 shares authorized at $ 0.001 par and none issued and outstanding	-
Common Stock, 100,000,000 shares authorized at $ 0.001 par and 10,000,000 shares issued and outstanding as of June 30, 2011	10,000
Paid-in capital	-
Deficit during Development Stage	(6,000)

4,000

Total Liabilities and Shareholders' Equity	$4,000

See accompanying notes to financial statements.

JAMES RIVER HOLDINGS CORPORATION
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM MAY 31, 2011 (INCEPTION) TO JUNE 30, 2011

	1- month	Cummulative since 05/31/2011
	Ended	(inception) to
	6/30/2011	6/30/2011

Revenue	$-	$-

Operating Expenses:

Professional fee	6,000	6,000

Total Expenses:	6,000	6,000

Income ( Loss) before income taxes	(6,000)	(6,000)

Provision for income taxes	-	-

Net loss	$(6,000)	$(6,000)

Loss per share	(0.018)	(0.018)

Weighted average common shares ( basic and diluted)	333,333	333,333

	1- month	Cummulative since 05/31/2011
	Ended	(inception) to
	6/30/2011	6/30/2011

Revenue	$-	$-

Operating Expenses:

Professional fee	6,000	6,000

Total Expenses:	6,000	6,000

Income ( Loss) before income taxes	(6,000)	(6,000)

Provision for income taxes	-	-

Net loss	$(6,000)	$(6,000)

Loss per share	(0.018)	(0.018)

Weighted average common shares ( basic and diluted)	333,333	333,333

See accompanying notes to financial statements.

JAMES RIVER HOLDINGS CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM MAY 31, 2011 (INCEPTION) TO JUNE 30, 2011

	Number of Common Shares	Amount	Additional Paid-In Capital	Deficit Accumulated during development stage	Total

Pre-Inception Balance	-	$-	$-	$-	$-
Stock issued for cash, 06/30/2011	10,000,000	10,000	-		10,000
Loss for the period ended June 30, 2011				(6,000)	(6,000)
Balance as of June 30, 2011	10,000,000	10,000	-	(6,000)	4,000

See accompanying notes to financial statements.

JAMES RIVER HOLDINGS CORPORATION
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM MAY 31, 2011 (INCEPTION) TO JUNE 30, 2011

	1-month	Cummulative since 05/31/2011
Cash Flows From	Ended	(inception) to
Operating Activities	June 30, 2011	$June 30, 2011

Net loss	$(6,000)	$(6,000)

Adjustments to reconcile net income (loss)
to net cash (used in) operations
Stock issued for service
Changes in operating assets and liailities	-	-
Increase (decrease) in accrued expense	-	-

Net Cash provided by (used in) operations	(6,000)	(6,000)

	-	-

Cash Flows From
Investing Activities

Net cash provided by investing activities	-	-

Cash Flows From
Financing Activities

Issuance of Common Stock	10,000	10,000

Net cash provided by financing activities	10,000	10,000

Net increase (decrease)

Cash at the Beginning of the Period:	-	-

Cash at the End of the Period	4,000	4,000

Noncash investing and financing activities

Stock issued for service	-	-

Supplemental Disclosures of
Cash Flow Information

Interest paid	$-	$-
Income taxes paid	$-	$-

	1-month	Cummulative since 05/31/2011
Cash Flows From	Ended	(inception) to
Operating Activities	June 30, 2011	$June 30, 2011

Net loss	$(6,000)	$(6,000)

Adjustments to reconcile net income (loss)
to net cash (used in) operations
Stock issued for service
Changes in operating assets and liailities	-	-
Increase (decrease) in accrued expense	-	-

Net Cash provided by (used in) operations	(6,000)	(6,000)

	-	-

Cash Flows From
Investing Activities

Net cash provided by investing activities	-	-

Cash Flows From
Financing Activities

Issuance of Common Stock	10,000	10,000

Net cash provided by financing activities	10,000	10,000

Net increase (decrease)

Cash at the Beginning of the Period:	-	-

Cash at the End of the Period	4,000	4,000

Noncash investing and financing activities

Stock issued for service	-	-

Supplemental Disclosures of
Cash Flow Information

Interest paid	$-	$-
Income taxes paid	$-	$-

See accompanying notes to financial statements.

James River Holdings Corporation
(A Development Stage Company)
Notes to Financial Statements
June 30, 2011

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

James River Holdings Corporation. (the "Company") was incorporated under the laws of the State of Delaware  on May 31, 2011. The Company’s objective is to purchase, manage, and dispose of real estate assets.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - DEVELOPMENT STAGE COMPANY

The Company has not earned any revenue from operations.  Accordingly, the Company's activities have been accounted for as those of a "Development Stage Company" as defined by ACS 915-10-05. Among the disclosures required by ASC 915-10-05  are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

ACCOUNTING METHOD

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a fiscal year ending on December 31.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included.  Actual results could differ from those estimates.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

BASIC EARNINGS (LOSS) PER SHARE

The Company computes net income (loss) per share in accordance with Accounting Standards Codification (“ASC”) 260, "Earnings per Share".  ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.  As at December 31, 2010, there are no dilutive potential common shares.

IMPACT OF NEW ACCOUNTING STANDARDS

The Company does not expect the adoption of recently issued accounting pronouncements  to have a significant impact on the Company's results of operations, financial position, or cash flow.

NOTE 3 -	INCOME TAXES

At June 30, 2011, the Company had a federal operating loss carry forward of $ 6,000, which begins to expire in 2031.

Components of net deferred tax assets, including a valuation allowance, are as follows at  June 30, 2011 :

	2011
Deferred tax assets:	$2,100

	2,100

Less: Valuation Allowance	(2,100)	(2,100)
	$-

The valuation allowance for deferred tax assets as of June 30, 2011  was $2,100 .  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of  June 30, 2011, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate for the period ended June 30, 2011  is as follows:

2010

Federal statutory tax rate	(35.0)%
Change in valuation allowance	35.0%

Effective tax rate	0.0%

NOTE 4.  GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not established any source of revenue to cover its operating costs.  The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured.  The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to  cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 5.   SHAREHOLDER'S EQUITY

Upon formation, the Company  issued 10,000,000 shares of common stock for $10,000 in cash  to the founding shareholder of the Company to fund organizational start-up costs.

The stockholders' equity section of the Company contains the following classes of capital stock as of  June 30,2011:

•	Preferred stock,$0.001 par value: 10,000,000 shares authorized; none issued and outstanding.

•	Common stock,$0.001 par value: 100,000,000 shares authorized; 10,000,000 shares issued and outstanding.

NOTE 6.   SUBSEQUENT EVENTS

In 2009, the FASB ASC Topic 865 (formerly FASB 165, Subsequent Events) , which defines the period after the balance sheet date that subsequent events should be evaluated and provides guidance in determining if the event should be reflected in the current financial statements.  This ASC Topic  also requires disclosure regarding the date through which subsequent events have been evaluated.  The Company adopted the provisions of Statement 165 as of June 30, 2011.

The Company has evaluated subsequent events through the time the June 30, 2011 financial statements were available for issuance. No events have occurred subsequent to June 30, 2011 that require disclosure or recognition in these financial statements other than as listed below.

James River Holdings Corporation
(a Development stage Company)
Balance Sheets

	As of	As of
	September 30	June 30
	2011	2011
	(Unaudited)	(Audited)
Assets:

Current Assets:

Cash	$4,000	$4,000

Total Assets	$4,000	$4,000

Liabilities and Shareholders' Equity:

Current Liabilities:

Accrued expense	$-	$-
Payable to a related party	-	-

Total Liabilities	-	-

Shareholders' Equity;

Preferred stock, 10,000,000 shares authorized at $ 0.001 par and none issued and outstanding	-	-
Common Stock, 100,000,000 shares authorized at $ 0.001 par and 10,000,000 shares issued and outstanding as of September 30 and June 30, 2011, respectively	10,000	10,000
Paid-in capital	-	-
Deficit during Development Stage	(6,000)	(6,000)

	4,000	4,000

Total Liabilities and Shareholders' Equity	$4,000	$4,000

See accompanying notes to financial statements.

James River Holdings Corporation
(a Development stage Company)
Statement of Operations
(Unaudited)

	4- months	Cummulative since 05/31/2011
	Ended	(inception) to
	9/30/2011	9/30/2011

Revenue	$-	$-

Operating Expenses:

Professional fee	6,000	6,000

Total Expenses:	6,000	6,000

Income ( Loss) before income taxes	(6,000)	(6,000)

Provision for income taxes	-	-

Net loss	$(6,000)	$(6,000)

Loss per share	(0.001)	(0.001)

Weighted average common shares ( basic and diluted)	7,622,951	7,622,951

See accompanying notes to financial statements.

James River Holdings Corporation
(a Development Stage Company)
Statement of Shareholders' Equity
(Unaudited)

	Number of Common Shares	Amount	Additional Paid-In Capital	Deficit Accumulated during development stage	Total

Pre-Inception Balance	-	$-	$-	$-	$-
Stock issued for cash, 06/30/2011	10,000,000	10,000	-		10,000
Loss for the 4-months period ended September 30, 2011				(6,000)	(6,000)
Balance as of September 30, 2011	10,000,000	10,000	-	(6,000)	4,000

See accompanying notes to financial statements.

James River Holdings Corporation
(a Development Stage Company)
Statements of Cash Flows
(Unaudited)

	4-month	Cummulative since 05/31/2011
Cash Flows From	Ended	(inception) to
Operating Activities	September 30, 2011	September 30, 2011

Net loss	$(6,000)	$(6,000)

Adjustments to reconcile net income (loss)
to net cash (used in) operations
Stock issued for service
Changes in operating assets and liailities	-	-
Increase (decrease) in accrued expense	-	-

Net Cash provided by (used in) operations	(6,000)	(6,000)

	-	-

Cash Flows From
Investing Activities

Net cash provided by investing activities	-	-

Cash Flows From
Financing Activities

Issuance of Common Stock	10,000	10,000

Net cash provided by financing activities	10,000	10,000

Net increase (decrease)

Cash at the Beginning of the Period:	-	-

Cash at the End of the Period	4,000	4,000

Noncash investing and financing activities

Stock issued for service	-	-

Supplemental Disclosures of
Cash Flow Information

Interest paid	$-	$-
Income taxes paid	$-	$-

See Notes to Financial Statements

James River Holdings Corporation
(A Development Stage Company)
Notes to Financial Statements
September 30, 2011

NOTE 1 -  UNAUDITED INFORMATION

The balance sheet of  James River Holdings Corporation  (the “Company”) as of September 30, 2011, and the statements of operations , stockholder’s equity and cash flows for the 4-months ended September  30, 2011  and for the cumulative from inception ( May 31, 2011) to September 30, 2011 have not been audited.  However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring adjustments) which are necessary to properly reflect the financial position of the Company as of September 30, 2011, and the results of operations for the 4-months ended September 30, 2011.

Certain information and notes normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, although management believes that the disclosures are adequate to make the information presented not misleading.  Interim period results are not necessarily indicative of the results to be achieved for an entire year.  These financial statements should be read in conjunction with the financial  statements and notes to financial statements included in the Company’s  audited financial statements  as of June 30, 2011 and for the period from May 31, 2011 to  June 30, 2011.

NOTE 2.   ORGANIZATION AND DESCRIPTION OF BUSINESS

James River Holdings Corporation. (the "Company") was incorporated under the laws of the State of Delaware  on May 30, 2011. The Company’s objective is to purchase, manage, and dispose of real estate assets.

NOTE 3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - DEVELOPMENT STAGE COMPANY

The Company has not earned any revenue from operations.  Accordingly, the Company's activities have been accounted for as those of a "Development Stage Company" as defined by ACS 915-10-05. Among the disclosures required by ASC 915-10-05  are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

ACCOUNTING METHOD

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a fiscal year ending on December 31.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included.  Actual results could differ from those estimates.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

BASIC EARNINGS (LOSS) PER SHARE

The Company computes net income (loss) per share in accordance with Accounting Standards Codification (“ASC”) 260, "Earnings per Share".  ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.  As at December 31, 2010, there are no dilutive potential common shares.

IMPACT OF NEW ACCOUNTING STANDARDS

The Company does not expect the adoption of recently issued accounting pronouncements  to have a significant impact on the Company's results of operations, financial position, or cash flow.

NOTE 4 - INCOME TAXES

At September 30, 2011, the Company had a federal operating loss carry forward of $ 6,000, which begins to expire in 2031.

Components of net deferred tax assets, including a valuation allowance, are as follows at  September 30, 2011 :

2011
Deferred tax assets:	$2,100

2,100

Less: Valuation Allowance	(2,100)
$--

The valuation allowance for deferred tax assets as of  September  30, 2011  was $2,100 .  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of  September 30, 2011, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate for the period ended September 30, 2011  is as follows:

Federal statutory tax rate	(35.0)%
Change in valuation allowance	35.0%

Effective tax rate	0.0%

NOTE 5.  GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not established any source of revenue to cover its operating costs.  The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured.  The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to  cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 6.   SHAREHOLDER'S EQUITY

Upon formation, the Company  issued 10,000,000 shares of common stock for $10,000 in cash  to the founding shareholder of the Company to fund organizational start-up costs.

The stockholders' equity section of the Company contains the following classes of capital stock as of  June 30,2011:

•	Preferred stock,$0.0001 par value: 10,000,000 shares authorized; none issued and outstanding.

•	Common stock,$0.0001 par value: 100,000,000 shares authorized; 10,000,000 shares issued and outstanding.

NOTE 7.   SUBSEQUENT EVENTS

In 2009, the FASB ASC Topic 865 (formerly FASB 165, Subsequent Events) , which defines the period after the balance sheet date that subsequent events should be evaluated and provides guidance in determining if the event should be reflected in the current financial statements.  This ASC Topic  also requires disclosure regarding the date through which subsequent events have been evaluated.  The Company adopted the provisions of Statement 165 as of September 30, 2011.

The Company has evaluated subsequent events through the time the September 30, 2011 financial statements were available for issuance. No events have occurred subsequent to September  30, 2011 that require disclosure or recognition in these financial statements other than as listed below.

Prospectus
_______________________

James River Holdings Corporation
2847 South Ingraham Mill – Suite B100
Springfield, MO 65804

Until, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (“DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

As permitted by the DGCL, our restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director shall be personally liable to us or to our stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the restated certificate of incorporation is to eliminate the rights of this corporation and its stockholders (through stockholders’ derivative suits on behalf of this corporation) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

Our restated certificate of incorporation provides that we have the power to indemnify, and our restated by-laws state that we shall indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in our right) by reason of the fact that he is or was a director, officer, employee or agent of this corporation or is or was serving at our request as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Our restated by-laws further provide that we may purchase and maintain insurance on our own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of this corporation or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not we would have the power to indemnify such person against such liability under our restated by-laws.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount
SEC registration fee	$52.25
Printing fees	300.00
Legal fees and expenses	20,000.00
Accounting fees and expenses	3,500.00
Total	$23, 852.25

SALES TO SPECIAL PARTIES

Our CEO, J. Barry Watts, received 10,000,000 shares of stock at a price of $.001 per share in exchange for services as an officer of the company as well as $10,000 cash.

RECENT SALES OF UNREGISTERED SECURITIES.

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

In connection with organizing James River Holdings Corporation on May 31, 2011, our CEO was issued 10,000,000 shares of restricted common stock in exchange for $10,000 cash for startup expenses. This was a price of $.001 per share. All investors were either financially sophisticated or accredited and all had access to information regarding the company.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.”Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Name of Shareholder	Number Of Shares	Aggregate Price
J. Barry Watts (1)	10,000,000	$10,000
TOTAL	10,000,000	$10,000

(1)
Our sole shareholder, J. Barry Watts, provided $10,000 for our costs related to this offering as well as services related to this offering and development of our business plan in exchange for 10,000,000 shares at par value.

The shareholders listed above represented their intentions to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

The offering did not involve integration with other offerings. The sale of the securities herein discussed involved a single, discrete offering and were not subject to integration with any other offers or sales, whether registered under the Act or otherwise exempt from the registration requirements of the Act.

The shareholders have agreed to resale limitations. Thereby, the securities herein discussed are "restricted securities" as defined in Rule 144. Any re-sales of securities issued pursuant to this section must be in compliance with the registration requirements of the Act or an exemption from those requirements. Ninety days after the Company becomes subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, securities issued under this section may be resold by persons who are not affiliates (as defined in Rule 144) in reliance on Rule 144, without compliance with paragraphs (c), (d), (e) and (h) of Rule 144, and by affiliates without compliance with paragraph (d) of Rule 144.

 EXHIBITS INDEX

The listed exhibits are filed with this Registration Statement:

Number	Exhibit Name

1.1	Subscription Agreement*

3.1	Certificate of Incorporation *

3.2	By-Laws*

4.1	Specimen Stock Certificate*

5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality*

23.1	Consent of Stan J.H. Lee, CPA

* Previously filed

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 28. Undertakings.

      The undersigned registrant undertakes:

          The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I.   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to  if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

 Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

 The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

 Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                      (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Springfield, State of Missouri, on January 11, 2012 .

James River Holdings Corporation

By:	/s/ J. Barry Watts
J. Barry Watts,
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ J. Barry Watts	Chief Executive Officer, President, Treasurer and	January 11, 2012
J. Barry Watts	Chairman of the Board of Directors (Principal Executive Officer)

/s/ J. Barry Watts	Treasurer	January 11, 2012
J. Barry Watts	(Principal Financial Officer and Principal Accounting Officer)

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

EXHIBITS
TO

REGISTRATION STATEMENT
ON FORM S-11

UNDER
THE SECURITIES ACT OF 1933

James River Holdings Corporation

INDEX TO EXHIBITS

SEC REFERENCE NUMBER	TITLE OF DOCUMENT	LOCATION

1.1	Subscription Agreement	Previously filed

3.1	Certificate of Incorporation and Amendment	Previously filed

3.2	By-Laws	Previously filed

4.1	Specimen Stock Certificate 2011 with S-11	Previously filed

5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality	Previously filed

23.1	Consent of Stan J.H. Lee, CPA	Filed herewith

23.2	Consent of Counsel	Incorporated by reference, 5.1